                                                                      EXHIBIT 99

PRESS RELEASE


           AMSURG REPORTS 23% GROWTH IN NET EARNINGS PER DILUTED SHARE
                      FROM CONTINUING OPERATIONS TO $0.27

                               ---------------

                 FIRST-QUARTER SAME-CENTER REVENUES INCREASE 7%


NASHVILLE, Tenn. (April 27, 2004) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (Nasdaq: AMSG), today announced financial results for the first quarter of 2004. Revenues were $81,736,000 for the quarter, which ended March 31, 2004, up 18% from $69,551,000 for the first quarter of 2003. Net earnings from continuing operations increased 21% to $8,277,000 for the latest quarter from $6,817,000 for the comparable quarter in 2003, and net earnings, which include the operations and the previously reported first-quarter gain on disposal of three surgery centers, rose 37% to $9,620,000 from $7,003,000. Earnings per diluted share from continuing operations increased 23% to $0.27 for the first quarter of 2004 from $0.22 for the first quarter last year, and earnings per diluted share rose 41% to $0.31 from $0.22. Prior-period financial data in this release has been restated to conform to the current-year presentation, which now reflects operating results from continuing and discontinued operations, as well as a 3-for-2 stock split effected in March 2004.

         Mr. McDonald commented, "AmSurg produced substantial profitable growth for the first quarter of 2004, primarily due to a continued increase in the number of procedures performed for the quarter. Consistent with past results, we attribute our procedure growth for the quarter both to the expansion of the number of our centers in operation, which increased to 116 at the end of the first quarter from 107 at the same time in 2003, and to increased market share for our existing centers, as reflected by 7% growth in same-center revenues compared with the first quarter last year. For 25 consecutive quarters, the Company has now produced record revenues and net earnings, as well as increased same-center revenues.

         "During the first quarter, AmSurg opened one de novo center and acquired two additional centers. In addition, we completed the first quarter with 11 centers under development, six of which are expected to open in 2004 and five of which are scheduled to open in the first quarter of 2005. We also had six centers under letter of intent at the end of the quarter, including one de novo center and five potential center acquisitions. We have already completed one of the five acquisitions, a large endoscopy center acquired in early April, and we are awaiting Certificate of Need approval to purchase the other four centers in a single transaction. We continue to expect the determination of the Certificate of Need to occur in the third quarter.







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AMSG Reports First-Quarter Results
Page 2
April 27, 2004


         Based on the Company's first-quarter results and its outlook for the remainder of the year, AmSurg today reaffirmed guidance for 2004 revenues in a range of $350 million to $370 million and earnings per diluted share from continuing operations in a range of $1.16 to $1.19. This guidance does not include the gain of $0.04 per diluted share related to the disposition of the three centers in the first quarter, discussed above. This guidance also assumes the net addition of 12 to 15 de novo or acquired centers during 2004, including the disposition of three existing centers during the first quarter, as well as growth in same-center revenues for 2004 of 4% to 7%.

         The information contained in the preceding paragraph is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

         Mr. McDonald concluded, "AmSurg's first-quarter results provide further support for our continuing confidence in the Company's strong long-term growth prospects. We operate a proven business model that has produced a long-term record of consistent and significant profitable growth. We are the undisputed market leader in the single specialty segment of the growing ambulatory surgery center industry. Our value proposition of high quality, low cost healthcare that produces high patient and physician satisfaction continues to resonate in our industry. We have ample opportunity to grow through the opening of de novo or acquired centers, and we have the financial resources to implement our current growth strategies. In summary, we believe AmSurg is well positioned to produce further profitable growth and increased shareholder value.

         AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking Investor Relations or by going to www.streetevents.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on May 27, 2004.

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's filings with the Securities and Exchange Commission, and, consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company's ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to generate and manage growth; its ability to contract with managed care payers on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize




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AMSG Reports First-Quarter Results
Page 3
April 27, 2004


start-up losses of its development centers; the ability of its physician partners to recruit additional physicians to their practices; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interest in the event of a regulatory change that would require such a purchase. AmSurg disclaims any intent or obligation to update these forward-looking statements.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2004, AmSurg owned a majority interest in 116 centers and had 11 centers under development.


                                    Contact:
                                             Claire M. Gulmi
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (615) 665-1283




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
AMSG Reports First-Quarter Results
Page 4
April 27, 2004



                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                         FOR THE THREE MONTHS
                                                                                                            ENDED MARCH 31,
                                                                                                      -------------------------
                                                                                                         2004            2003
                                                                                                      ---------       ---------
STATEMENT OF EARNINGS DATA:

Revenues                                                                                              $  81,736       $  69,551

Operating expenses:
      Salaries and benefits                                                                              21,888          18,249
      Supply cost                                                                                         9,258           8,091
      Other operating expenses                                                                           15,831          14,686
      Depreciation and amortization                                                                       3,233           2,655
                                                                                                      ---------       ---------

             Total operating expenses                                                                    50,210          43,681
                                                                                                      ---------       ---------

             Operating income                                                                            31,526          25,870

Minority interest                                                                                        17,304          14,214
Interest expense, net                                                                                       428             297
                                                                                                      ---------       ---------

             Earnings from continuing operations before income taxes                                     13,794          11,359
Income tax expense                                                                                        5,517           4,542
                                                                                                      ---------       ---------

             Net earnings from continuing operations                                                      8,277           6,817

Discontinued operations:
      Earnings from operations of discontinued interests in surgery centers, net of  income taxes           102             186
      Gain on disposal of discontinued interests in surgery centers, net of income taxes                  1,241            --
                                                                                                      ---------       ---------

             Earnings from discontinued operations                                                        1,343             186
                                                                                                      ---------       ---------

             Net earnings                                                                             $   9,620       $   7,003
                                                                                                      =========       =========

Basic earnings per common share:
             Net earnings from continuing operations                                                  $    0.27       $    0.22
             Net earnings                                                                             $    0.32       $    0.23
Diluted earnings per common share:
             Net earnings from continuing operations                                                  $    0.27       $    0.22
             Net earnings                                                                             $    0.31       $    0.22

Weighted average number of shares and share equivalents (000's):
      Basic                                                                                              30,158          30,832
      Diluted                                                                                            30,832          31,158

OPERATING DATA:

Centers in operation at end of period                                                                       116             107
Centers under development/not opened at end of period                                                        11              11
Development centers awaiting CON approval at end of period                                                 --              --
Centers under letter of intent                                                                                6               4
Average number of centers in operation                                                                      116             106
Average revenue per center                                                                            $     706       $     668
Same center revenues increase                                                                                 7%              9%
Procedures performed during the period                                                                  150,350         129,884
Cash flows provided by operating activities                                                           $  15,090       $  10,591
Cash flows used by investing activities                                                               $ (12,435)      $ (12,418)
Cash flows provided by (used in) financing activities                                                 $  (1,535)      $   1,696
Reconciliation of net earnings to EBITDA (1):
      Net earnings from continuing operations                                                         $   8,277       $   6,817
      Add:  income tax expense                                                                            5,517           4,542
      Add:  interest expense, net                                                                           428             297
      Add:  depreciation and amortization                                                                 3,233           2,655
                                                                                                      ---------       ---------

             EBITDA                                                                                   $  17,455       $  14,311
                                                                                                      =========       =========

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
AMSG Reports First-Quarter Results
Page 5
April 27, 2004


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)



                                                                                        MARCH 31,   DECEMBER 31,
                                                                                          2004         2003
                                                                                        ---------   -----------
BALANCE SHEET DATA:

Cash and cash equivalents                                                                $ 15,378     $ 14,258
Accounts receivable, net                                                                   38,867       36,172
Working capital                                                                            47,432       46,009
Total assets                                                                              370,590      356,189
Long-term debt                                                                             50,543       53,137
Minority interest                                                                          39,649       36,796
Shareholders' equity                                                                      244,012      232,898


------------------------------

Presented below is certain statement of earnings and operating data for 2003, which has been restated in order to conform to the current year presentation, which now reflects operating results from continuing and discontinued operations, as well as a 3-for-2 stock split effected in March 2004:

                                                                                                                         FOR THE
                                                                                FOR THE THREE MONTHS ENDED                 YEAR
                                                                     -----------------------------------------------      ENDED
                                                                     MARCH 31,    JUNE 30,     SEPT. 30,    DEC. 31,     DEC. 31,
                                                                       2003         2003         2003         2003         2003
                                                                     --------     --------     --------     --------     --------
STATEMENT OF EARNINGS DATA:

Revenues                                                             $ 69,551     $ 72,784     $ 74,049     $ 78,867     $295,251

Operating expenses:
      Salaries and benefits                                            18,249       19,149       20,179       20,122       77,699
      Supply cost                                                       8,091        8,428        8,346        9,542       34,407
      Other operating expenses                                         14,686       14,942       14,810       16,236       60,674
      Depreciation and amortization                                     2,655        2,972        2,800        2,915       11,342
                                                                     --------     --------     --------     --------     --------

             Total operating expenses                                  43,681       45,491       46,135       48,815      184,122
                                                                     --------     --------     --------     --------     --------

             Operating income                                          25,870       27,293       27,914       30,052      111,129

Minority interest                                                      14,214       14,934       15,254       16,280       60,682
Interest expense, net                                                     297          432          405          400        1,534
                                                                     --------     --------     --------     --------     --------

             Earnings from continuing operations
                  before income taxes                                  11,359       11,927       12,255       13,372       48,913
Income tax expense                                                      4,542        4,771        4,902        5,349       19,564
                                                                     --------     --------     --------     --------     --------

             Net earnings from continuing operations                    6,817        7,156        7,353        8,023       29,349

Discontinued operations:
      Earnings from operations of discontinued interests
           in surgery centers, net of  income taxes                       186          181          178          232          777
                                                                     --------     --------     --------     --------     --------

             Net earnings                                            $  7,003     $  7,337     $  7,531     $  8,255     $ 30,126
                                                                     ========     ========     ========     ========     ========

Basic earnings per common share:
             Net earnings from continuing operations                 $   0.22     $   0.24     $   0.25     $   0.27     $   0.97
             Net earnings                                            $   0.23     $   0.25     $   0.25     $   0.27     $   1.00
Diluted earnings per common share:
             Net earnings from continuing operations                 $   0.22     $   0.24     $   0.24     $   0.26     $   0.96
             Net earnings                                            $   0.22     $   0.24     $   0.25     $   0.27     $   0.98

Weighted average number of shares and share equivalents (000's):
      Basic                                                            30,832       29,772       29,877       30,075       30,139
      Diluted                                                          31,158       30,246       30,451       30,809       30,666



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
AMSG Reports First-Quarter Results
Page 6
April 27, 2004


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                                                                                  FOR THE
                                                           FOR THE THREE MONTHS ENDED               YEAR
                                                 --------------------------------------------      ENDED
                                                 MARCH 31,    JUNE 30,   SEPT. 30,   DEC. 31,     DEC. 31,
                                                   2003        2003        2003        2003        2003
                                                 --------     -------    ---------   --------     -------
OPERATING DATA:

Reconciliation of net earnings to EBITDA (1):
      Net earnings from continuing operations     $ 6,817     $ 7,156     $ 7,353     $ 8,023     $29,349
      Add:  income tax expense                      4,542       4,771       4,902       5,349      19,564
      Add:  interest expense, net                     297         432         405         400       1,534
      Add:  depreciation and amortization           2,655       2,972       2,800       2,915      11,342
                                                  -------     -------     -------     -------     -------
             EBITDA                               $14,311     $15,331     $15,460     $16,687     $61,789
                                                  =======     =======     =======     =======     =======

(1) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA, as defined.